Exhibit 99.1


                                  NEWS RELEASE

BW Account Number:  1079001
Date:           August 17, 2005     11:00 a.m. E.S.T.
Contact:        James L. Saner, Sr., President and CEO
                MainSource Financial Group, Inc.  812-663-0157

                                               [MainSource Financial Group Logo]

                         Third Quarter Dividend Declared
                    MainSource Financial Group - NASDAQ, MSFG

Greensburg, Indiana (NASDAQ: MSFG) - MainSource Financial Group, Inc. announced today that its Board of Directors approved the declaration of a third quarter common dividend of $.13 per share at its August 15, 2005 meeting. The dividend is payable on September 15, 2005 to common shareholders of record as of September 1, 2005. The dividend represents a 9.2% increase over the dividend paid to shareholders in the third quarter last year. This is MainSource Financial Group's sixtieth consecutive quarterly cash dividend.

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is listed on the NASDAQ National Market (under the symbol: "MSFG") and is a community-focused, financial holding company with assets of approximately $1.5 billion. The Company operates 54 offices in 22 Indiana counties and six offices in three Illinois counties through its three banking subsidiaries, MainSource Bank, Greensburg, Indiana; Peoples Trust Company, Linton, Indiana; and MainSource Bank of Illinois, Kankakee, Illinois. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC, and MainSource Mortgage LLC, the Company provides various related financial services through the Company's banking affiliates.

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Company's loan and investment portfolios.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.

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 MainSource Financial Group, 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240